As filed with the Securities and Exchange Commission on December 18, 2009

Registration No. 333-140300

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Meruelo Maddux Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	650	20-5398955
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

761 Terminal Street, Building 1, Second Floor

Los Angeles, California 90021

(213) 291-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd Nielsen, Esq.

General Counsel

761 Terminal Street

Building 1, Second Floor

Los Angeles, California 90021

(213) 291-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey M. Sullivan, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612

Phone: (919) 786-2000

Facsimile: (919) 786-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-140300) (the “Registration Statement”), which was originally filed on January 29, 2007, is being filed to deregister unsold common shares of the registrant, Meruelo Maddux Properties, Inc.

As previously disclosed, on March 26, 2009, Meruelo Maddux Properties, Inc. (“MMPI”) and certain of its direct and indirect subsidiaries and affiliates (collectively, the “Company”), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the Central District of California, San Fernando Valley Division (the “Bankruptcy Court”) (Case No. 1:09-bk-13356-KT). Since filing its petition, the Company has operated as a debtor in possession under the jurisdiction of the Bankruptcy Court.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all common shares, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on December 18, 2009.

MERUELO MADDUX PROPERTIES, INC.

By:	/S/ RICHARD MERUELO
Richard Meruelo
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RICHARD MERUELO	Chairman of the Board of Directors and Chief Executive Officer	December 18, 2009
Richard Meruelo

/s/ JOHN CHARLES MADDUX	President, Chief Operating Officer and Director	December 18, 2009
John Charles Maddux

/s/ LYNN BECKEMEYER	Executive Vice President and Director	December 18, 2009
Lynn Beckemeyer

/s/ ANDREW G. MURRAY	Chief Financial Officer (principal financial officer)	December 18, 2009
Andrew G. Murray

/s/ FRED SKAGGS	Chief Accounting Officer (principal accounting officer)	December 18, 2009
Fred Skaggs

/s/ JOHN B. HANSEN	Director	December 18, 2009
John B. Hansen

/s/ PHILIP S. PAYNE	Director	December 18, 2009
Philip S. Payne

/s/ RICHARD GARCIA POLANCO	Director	December 18, 2009
Richard Garcia Polanco

/s/ ANTHONY A. WILLIAMS	Director	December 18, 2009
Anthony A. Williams